AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                             JANUARY 21, 1997
-----------------------------------------------------------------------------

                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                  -----------------------------------
                                FORM S-3
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                  -----------------------------------

                          OLD NATIONAL BANCORP
         (Exact name of registrant as specified in its charter)

             INDIANA                               35-1539838
  -------------------------------             ---------------------
  (State or other jurisdiction of               (I.R.S. Employer
  incorporation or organization)               Identification No.)


       420 Main Street, Evansville, Indiana 47708, (812) 464-1434
   -------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

  JEFFREY L. KNIGHT, ESQ.                    TIMOTHY M. HARDEN, ESQ.
  CORPORATE SECRETARY & GENERAL COUNSEL      ANDREW B. BUROKER, ESQ.
  OLD NATIONAL BANCORP                       KRIEG DEVAULT ALEXANDER & CAPEHART
  420 MAIN STREET                            ONE INDIANA SQUARE, SUITE 2800
  EVANSVILLE, INDIANA 47708                  INDIANAPOLIS, INDIANA 46204-2017
  (812) 464-1363                             (317) 636-4341
  (AGENT FOR SERVICE)                        (COPY TO)
  -----------------------------------------------------------------------------
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE
  SECURITIES TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE
=============================================================================================
  Title of each class       Amount    Proposed maximum     Proposed maximum      Amount of
     of securities          to be      offering price     aggregate offering   registration
    to be registered      registered    per unit (1)           price (1)           fee
---------------------------------------------------------------------------------------------
  Common Stock,              up to          N/A            $18,531,250.00      $6,390.07
   no par value         500,000 shares
=============================================================================================

  (1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c) on the basis of the average of the high and low prices for Registrant's common stock on January 16, 1997 of $37.0625.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      P  R  O  S  P  E  C  T  U  S


                          OLD NATIONAL BANCORP
        STOCK PURCHASE AND DISCOUNTED DIVIDEND REINVESTMENT PLAN
                     500,000 SHARES OF COMMON STOCK
                             (No Par Value)

                             --------------

       The Old National Bancorp Stock Purchase and Discounted Dividend Reinvestment Plan ("Plan"), effective as of ___________, 1997, is designed to provide investors with a convenient way to purchase shares of no par value common stock ("Common Stock") of Old National Bancorp ("Company") and to reinvest all or a portion of the cash dividends paid on the Common Stock in additional shares of Common Stock.

       PARTICIPANTS IN THE PLAN MAY:

       - Reinvest all or a portion of the cash dividends paid on the Common Stock credited to their Plan accounts in additional shares of Common Stock at a 3% discount to market price.

       - Make an initial investment in Common Stock with a cash payment of at least $500, and additional optional investments of at least $50 thereafter, up to a maximum of $50,000 per Plan account per calendar year, including the initial investment.

       - Receive, upon written request, certificates for whole shares of Common Stock credited to their Plan accounts.

       - Deposit certificates representing shares of Common Stock into the Plan for safekeeping.

       - Sell shares of Common Stock credited to their Plan accounts through the Plan.

       Shares of Common Stock will be purchased under the Plan, at the option of the Company, from authorized but unissued shares or shares purchased on the open market. Purchases of shares on the open market will be effected through an independent agent appointed by the Company. The Common Stock is quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System. The closing price of the Common Stock on _________ , 1997, on the NASDAQ National Market System was $_____.

       The purchase price of shares of Common Stock purchased under the Plan for an Investment Date or a Dividend Payment Date will be the closing price of the Common Stock as reported on the NASDAQ National Market System on such date, provided that the NASDAQ National Market System is open on such date. The Company will discount the purchase price of all shares of Common Stock acquired through reinvestment of cash dividends on shares of Common Stock by 3% before allocating such shares to the Plan participants. The Company will pay certain of the costs of mailings, materials, and other administration costs of the Plan. Participants must pay a $5.00 initial enrollment fee, a $10.00 fee per transaction for selling shares through the Plan, a $20.00 fee for non-sufficient funds (NSF) payments and an $8.00 fee for returning a participant's Cash Investment or Initial Cash Investment. These charges are designed to help the Company defray part of the aforementioned Plan expenses. Plan participants will also bear the cost of brokerage commissions, any related service charges, and applicable taxes relating to shares of Common Stock purchased or sold on the open market for the Plan.

       To the extent required by applicable law in certain jurisdictions, shares of Common Stock offered under the Plan to persons not presently record holders of Common Stock are offered only through a registered broker/dealer in such jurisdictions.

       This Prospectus contains the material provisions of the Plan and, therefore, this Prospectus should be retained by participants in the Plan ("Participants") for future reference.

                           -----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
     THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                            CRIMINAL OFFENSE.

                           -----------------

           The date of this Prospectus is ___________ , 1997.

                          AVAILABLE INFORMATION

       The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at prescribed rates from the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and may also be inspected and copied at prescribed rates at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Reports, proxy statements and other information concerning the Company are also available for inspection and copying at prescribed rates at the office of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

                   INCORPORATION OF CERTAIN DOCUMENTS
                              BY REFERENCE

       The following documents previously filed by the Company with the SEC pursuant to the Exchange Act (SEC File No. 0-10888) are incorporated herein by reference:

       1. the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 ("1995 10-K").

       2. the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996.

       3. the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995.

       4. the description of the Company's Common Stock contained in its Current Report on Form 8-K, dated January 6, 1983, and the description of the Company's Preferred Stock Purchase Rights contained in its Current Report on Form 8-K, dated March 1, 1990, including the Rights Agreement, dated March 1, 1990, between the Company and Old National Bank in Evansville as Trustee.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. To the extent any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement that is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to liability under Section 18 of the Exchange Act.

       The Company will provide without charge to each person to whom this Prospectus is delivered, on the oral or written request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Jeffrey
  L. Knight, Corporate Secretary and General Counsel, Old National Bancorp, 420 Main Street, P.O. Box 718, Evansville, Indiana 47705 or by calling (812) 464-1434.

             DESCRIPTION OF THE COMPANY AND ITS SUBSIDIARIES

       The Company is a multi-bank holding company incorporated under the laws of the State of Indiana in 1982. The Company is headquartered in Evansville, Indiana and owns affiliate banks located in the tri-state area comprised of southwestern Indiana and neighboring portions of Illinois and Kentucky. With total consolidated assets of over $5 billion, the Company is the largest independent bank holding company headquartered in the State of Indiana.

       The principal activity of the Company is to own, manage and supervise its affiliate banks and its non-bank subsidiaries, each of which is held by the Company as a separate wholly-owned subsidiary. The primary sources of the Company's revenues are dividends and fees received from its subsidiaries. There are various legal limitations on the extent to which the affiliate banks may finance, pay dividends to or otherwise supply funds to the Company.

       The Company's affiliate banks engage in a wide range of commercial and consumer banking activities and provide other services relating to the general banking business, and are organized under the laws of the United States or the States of Illinois, Indiana or Kentucky. In addition to the Company's affiliate banks, the Company has seven non-bank affiliates.

       The principal executive office of the Company is located at 420 Main Street, Evansville, Indiana 47708, and its telephone number is
  (812) 464-1434.

       The following questions and answers describe the provisions of and constitute the Old National Bancorp Stock Purchase and
  Discounted Dividend Reinvestment Plan ("Plan").

                         DESCRIPTION OF THE PLAN
  DEFINITIONS

  For convenience of reference, the definitions of certain key terms are included below:

  Administrator       - Old National Bancorp ("Company").  See also
                        Plan Administrator.

  Automatic Monthly
  Investment          - Voluntary cash payments of not less than $50 per
                        payment nor more than a total of $4,000 during a calendar month by means of a monthly automatic electronic funds transfer from a predesignated account with a United States financial institution.

  Cash Investment     - A payment made subsequent to enrollment in the
                        Plan.  The minimum Cash Investment (if a
                        Participant chooses to make a Cash Investment) is $50 per month per Plan account. The maximum aggregate Cash Investment (including the Initial Cash Investment) is $50,000 per Plan account per calendar year.

  Company             - Old National Bancorp.

  Dividends           - Dividends for purpose of the Plan means cash
                        dividends declared and paid by the Company, and does not mean or include any stock dividend.

  Dividend Payment
  Date                - The date determined by the Company's Board of
                        Directors on which Common Stock Dividends are payable. These dates are normally the 15th day of March, June, September, and December of each year.

  Dividend Record
  Date                - The date established by the Company's Board of
                        Directors for determination of ownership of shares of Common Stock for payment of Dividends. This date typically falls 15 to 20 days prior to the Dividend Payment Date.

  Eligible Investor   - An investor who makes an Initial Cash Investment
                        of at least $500 or enrolls in the Plan's
                        Automatic Monthly Investment feature.  All
                        Shareholders of Record are also eligible investors.

  Enrollment Forms    - Forms available through the Company that an
                        investor must complete to be able to participate in the Plan.

  Ex-Dividend Date    - A date prior to the Dividend Record Date, based
                        on industry regulations, necessary to allow for the settlement of traded securities by the Dividend Record Date. Common Stock purchased between the Ex-Dividend Date and the Dividend Record Date is not entitled to the Dividend payable on such Dividend Record Date.

  Initial Cash
  Investment          - A payment made to the Company to purchase shares
                        of Common Stock to open a Plan account. The minimum Initial Cash Investment is $500 and the maximum aggregate Cash Investment (including the Initial Cash Investment) is $50,000 per Plan account per calendar year.

  Investment Date     - The 3rd business day of the month or the first
                        succeeding business day on which the NASDAQ
                        National Market System is open.

  Investment
  Statement           - A monthly statement sent to a Participant
                        which includes the purchase and/or sale prices and number of shares of Common Stock purchased or sold for such period.

  Medallion Signature
  Guaranteed          - The guarantee of a signature by a bank or
                        brokerage firm which participates in a Medallion Signature Guarantee program.

  Plan                - Old National Bancorp Stock Purchase and
                        Discounted Dividend Reinvestment Plan.

  Plan Administrator  - Old National Bancorp.

  Reinvested
  Dividends           - The investment of Dividends from shares
                        of Common Stock in additional shares of
                        Common Stock for the benefit of Participants
                        Plan accounts.

  Shareholder of
  Record              - An investor whose shares of Common Stock
                        are registered on the books of the Company.

  PURPOSE OF THE PLAN

   1.  WHAT IS THE PURPOSE OF THE PLAN?

  The purpose of the Plan is to provide Shareholders of Record and interested investors with a convenient and economical way to purchase shares of Common Stock with Cash Investments and Reinvested Dividends.

  ADVANTAGES AND DISADVANTAGES OF THE PLAN

   2.  WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE PLAN?

   THE PLAN OFFERS INVESTORS THE FOLLOWING ADVANTAGES:

   A. DIRECT PURCHASE OF STOCK - Persons not presently owning shares of Common Stock may become Shareholders of Record by making an Initial Cash Investment of at least $500 (but not more than $50,000 per Plan account per calendar year) or by enrolling in the Plan's Automatic Monthly Investment feature. See Question 5.

   Participants may invest additional funds (at least $50 per month per account) to purchase shares of Common Stock. The maximum aggregate Cash Investment per Plan account per calendar year is $50,000.

   B. SELL STOCK - Participants may direct the sale of shares held in their Plan account through the Plan (but not more than 100 shares per month per Plan account). See Questions 34 and 35.

   C. CERTIFICATE SAFEKEEPING - Participants may deposit their certificates representing shares of Common Stock with the Company, whether or not the Common Stock represented by such certificates was purchased through the Plan, and have their ownership of such shares maintained on the Company's records in their Plan account. This convenience is provided at no cost to Participants and eliminates the possibility of loss, inadvertent destruction, or theft of certificates. See Question 33.

   D. DISCOUNTED REINVESTMENT OF DIVIDENDS - All or any portion of Dividends may be reinvested to purchase additional shares of Common Stock at a 3% discount to the purchase price of the Common Stock as determined by the process described in Questions 8 and 9. See also Questions 7 and 10.

   E. SIMPLIFIED RECORD KEEPING - An Investment Statement will be mailed to Participants monthly after any Plan account activity. For all purchase transactions, Investment Statements will be cumulative, providing year-to-date Plan account activity. See Question 40.

   F. REDUCED BROKERAGE COMMISSIONS - The brokerage commissions negotiated by the Company for buying or selling shares of Common Stock for or from the Plan on the open market are typically less than those paid by individual investors for such transactions. No brokerage commissions are paid for the purchase of newly issued shares from the Company. See Disadvantage E following and Questions 29 and 35.

   G.  TRANSFER OF SHARES - Participants may transfer shares of
   Common Stock held in their Plan account to another account at no cost. The Company's normal transfer requirements will apply. See Questions 32 and 46.

   H. FULL INVESTMENT OF FUNDS - The full amount of Reinvested Dividends and Cash Investments can be invested because the Plan permits fractional shares of Common Stock to be credited to Plan accounts. Dividends are paid on fractional shares as well as on whole shares maintained in the Plan. See Question 30.

   I. EMPLOYEE PURCHASES - Employees of the Company and its subsidiaries who are not presently Shareholders of Record may purchase Common Stock and become Participants in the Plan by making an initial cash investment of at least $50 or by enrolling in the Plan to purchase shares of Common Stock through payroll deductions of at least $5 per pay period. See Questions 5 and 18.


   PLAN PARTICIPATION PRESENTS INVESTORS WITH THE FOLLOWING
   DISADVANTAGES:

   A. NO INTEREST PAID ON FUNDS PENDING INVESTMENT OR RETURN - No interest is paid on Dividends credited or Cash Investments made to Plan accounts and held pending investment, reinvestment or return to a Participant. See Questions 19 and 21.


   B. RESTRICTED RETURN - Cash Investments (including Initial Cash Investments) sent to the Plan Administrator will not be returned to an investor unless a written request is received by the Plan Administrator at least five business days prior to the relevant Investment Date. An $8.00 handling fee will be deducted from such funds prior to their return to defray the administrative costs of such a transaction. See Questions 21 and 39.

   C. PERIODIC DELAYS FOR ISSUING CERTIFICATES OR SELLING SHARES - Requests for issuance of certificates and the sale of shares from a Plan account will be delayed during the Dividend processing period. This is a 15 - 20 business day period which begins on the Ex-Dividend Date. See Questions 32, 34, 35, and 36.

   D. BROKERAGE COMMISSIONS - While the brokerage commissions negotiated by the Plan Administrator for buying or selling shares of Common Stock for or from the Plan on the open market are typically less than those paid by individual investors for such transactions, certain investors may be able to negotiate lower brokerage commissions on an individual basis. Also, brokerage commissions negotiated by the Plan Administrator may change from time to time. See Advantage E above and Questions 29 and 35.

   E. PRICE OF SHARES - Plan participants cannot designate to the Plan Administrator a specific price at which to sell or purchase shares of Common Stock. See Questions 26, 29, and 34.

   F. LIMIT ON NUMBER OF SHARES SOLD -   Not more than 100 shares of
   Common Stock may be sold from a Plan account in any monthly period. See Questions 34, 35 and 36.

  PLAN ADMINISTRATION

   3.  WHO ADMINISTERS THE PLAN?

  The Company will administer the Plan, keep records, send Investment Statements to Participants, and perform other duties related to administering the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Company (or its nominee), as Administrator, and credited to the account of individual Participants. The Company may, in its sole discretion, adopt rules and regulations and make determinations as it desires to facilitate the administration of the Plan.

  Communications about the Plan should be directed to:

   Old National Bancorp
   Shareholder Services Department
   420 Main Street
   P.O. Box 929
   Evansville, Indiana 47706-0929
   (812) 464-1296

  When writing, please include a day-time telephone number to expedite the Company's reply. You may also obtain information about the Plan via the Company's web page on the Internet at "www.oldnational.com".

  PARTICIPATION IN THE PLAN

   4.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

  Anyone interested in making an Initial Cash Investment and all Shareholders of Record and Company employees are eligible to participate in the Plan. Citizens or residents of a country other than the United States or its territories and possessions should determine whether they are subject to any governmental regulations prohibiting or restricting their participation in the Plan, and must provide evidence satisfactory to the Administrator that their participation will not violate any such regulations before enrolling in the Plan.

  Beneficial owners of Common Stock whose shares are held in a name other than their own (for example, a bank, broker, or trustee) may participate in the Plan with respect to such shares by transferring the shares into their own name or by making appropriate arrangements with their nominee to participate in the Plan. Once the shares are registered on the books of the Company or the Participant has made appropriate arrangements with their nominee, the beneficial owner is eligible to participate in the Plan.

   5.  HOW DOES AN ELIGIBLE INVESTOR ENROLL IN THE PLAN?

  After being furnished with a Plan Prospectus, Eligible Investors may join the Plan by completing and signing an Enrollment Form and returning it to the Company. Interested Investors who are not Shareholders of Record must also submit an Initial Cash Investment of at least $500 (but not more than $50,000). Interested Investors may pay the Initial Cash Investment in installments through the Automatic Monthly Investment feature. See Questions 15 and 16.

  Once enrolled in the Plan, Eligible Investors will remain enrolled until they discontinue their participation or the Plan is terminated. See Question 36, 37, and 44.

  Shareholders of Record enrolled in the Company's Dividend Reinvestment and Discount Stock Purchase Plan originally implemented in 1987 ("1987 Plan") are automatically enrolled in the Stock Purchase and Discounted Dividend Reinvestment Plan and are eligible to participate in the Plan immediately on and after ________, 1997. SUCH SHAREHOLDERS SHOULD CAREFULLY REVIEW THE FOLLOWING PARTICIPATION OPTIONS, PARTICULARLY THE CASH INVESTMENT ONLY AND SALES FEATURES, AS THESE FEATURES HAVE BEEN MODIFIED IN THE NEW PLAN. See Questions 7 through 12, 34 and 35. Unless a Shareholder of Record submits a new Enrollment Form designating a different participation option, each such shareholder will be enrolled in the new Plan at a level of participation that corresponds to the level at which the shareholder previously participated in the 1987 Plan. See Questions 15, 16, and 18.

  Employees of the Company and its subsidiaries who do not presently own shares of Common Stock may join the Plan at any time after being furnished a copy of the Plan Prospectus by completing and returning to the Company (Attention: Shareholder Services Department) an Enrollment Form and making an Initial Cash Investment of at least $50 (but not more than $50,000). The Company will waive the enrollment fee for any employees making an Initial Cash Investment. Employees may also join the Plan by completing a Payroll Deduction Authorization Form furnished by their respective entity's Human Resources Department.

   6.  WHEN MAY AN ELIGIBLE INVESTOR JOIN THE PLAN?

  An Eligible Investor may join the Plan at any time by completing and signing an Enrollment Form and returning it to the Company.

  PARTICIPATION OPTIONS

   7.  WHAT PARTICIPATION OPTIONS ARE AVAILABLE IN THE PLAN?

  On the Enrollment Form, the investor is offered the following participation options:

   -  Discounted Full Dividend Reinvestment
   -  Discounted Partial Dividend Reinvestment, or
   -  Cash Investment Only

  Shareholders of Record who were enrolled in the 1987 Plan should see the discussion in Question 5.

   8.  HOW DOES THE DISCOUNTED FULL DIVIDEND REINVESTMENT OPTION
   WORK?

  Participants enrolling in the Discounted Full Dividend Reinvestment option will have Dividends earned on all of their Common Stock, both in their Plan account and in certificated form, reinvested to purchase additional shares of Common Stock. Shares purchased through Dividend reinvestment will be acquired on the relevant Dividend Payment Date at a 3% discount from the closing price of the Common Stock as reported on the NASDAQ National Market System on such date, provided that the NASDAQ National Market System is open on such date.

  The reinvestment of Dividends under the Plan for a Participant will commence with the first Dividend to which the Participant is entitled, payable after the first Dividend Record Date following enrollment in the Plan. A Participant may also make Cash
  Investments of up to $50,000 per Plan account per calendar year to purchase additional shares of Common Stock.

   NOTE: IF PARTICIPANTS DO NOT INDICATE A PARTICIPATION OPTION ON THEIR ENROLLMENT FORM, THEIR PLAN ACCOUNT WILL BE ENROLLED IN THE DISCOUNTED "FULL DIVIDEND REINVESTMENT" OPTION.

   9. HOW DOES THE DISCOUNTED PARTIAL DIVIDEND REINVESTMENT OPTION OF THE PLAN WORK?

  Participants enrolling in the Discounted Partial Dividend Reinvestment option can designate a specific number of shares of Common Stock for Dividend reinvestment, with Dividends on the balance of their shares to be paid in cash. Shares purchased through Dividend reinvestment will be acquired on the relevant Dividend Payment Date at a 3% discount from the closing price of the Common Stock as reported on the NASDAQ National Market System, provided that the NASDAQ National Market System is open on such date.

  The reinvestment of Dividends under the Plan for a Participant will commence with the first Dividend to which the Participant is entitled, payable after the first Dividend Record Date following enrollment in the Plan. A Participant may also make Cash
  Investments of up to $50,000 per Plan account per calendar year to purchase additional shares of Common Stock.

  Participants may only sell shares of common stock through the Plan which are held in their Plan Account in non-certificated form. Shares which are certificated and held by the Participant are not eligible for sale through the Plan. Certificates representing shares of Common Stock may be returned to the Plan Administrator for safekeeping at any time, which would then make them eligible for sale through the Plan. See Question 33.

   NOTE: DISCOUNTED PARTIAL DIVIDEND REINVESTMENT IS NOT AVAILABLE FOR INVESTORS MAKING AN INITIAL CASH INVESTMENT UPON ENROLLMENT IN THE PLAN. ONLY AFTER A PARTICIPANT HAS ESTABLISHED A POSITION IN THE COMPANY'S COMMON STOCK CAN HE OR SHE DESIGNATE ONLY A SPECIFIC NUMBER OF SHARES FOR DISCOUNTED PARTIAL DIVIDEND REINVESTMENT. IF AN INVESTOR SELECTS THIS OPTION UPON ENROLLMENT IN THE PLAN, ALL SHARES IN THEIR PLAN ACCOUNT WILL BE ENROLLED IN DISCOUNTED FULL DIVIDEND REINVESTMENT UNTIL CHANGED BY THE PARTICIPANT.

   10.  HOW DOES THE  CASH INVESTMENT ONLY  OPTION OF THE PLAN WORK?

  The Cash Investment Only option allows for the purchase of shares of Common Stock where the Participant does not want either Full or Partial Dividend Reinvestment. By selecting the Cash Investment Only option, Dividends earned on all Common Stock in the Participant's Plan account will be paid in cash directly to the Participant. Participants may also elect to have the Company direct deposit all Dividends into a designated account with an eligible financial institution. Participants enrolling in the Cash Investment Only option must make an Initial Cash

  Investment of at least $500 and may also make additional optional Cash Investments of at least $50 per month thereafter (up to $50,000 per Plan account per calendar year).

   NOTE: IF PARTICIPANTS DO NOT INDICATE A PARTICIPATION OPTION ON THEIR ENROLLMENT FORM, THEIR PLAN ACCOUNT WILL AUTOMATICALLY BE ENROLLED INTO THE DISCOUNTED FULL DIVIDEND REINVESTMENT OPTION.

   11. MAY PARTICIPANTS CHANGE THEIR PARTICIPATION OPTION?

  The participation option may be changed by completing and signing a new Enrollment Form and returning it to the Company. The change will be effective as of the next Dividend Record Date following receipt by the Company of the new Enrollment Form.

   12. MAY THE COMPANY RESTRICT PARTICIPATION IN THE PLAN?

  The Company reserves the right, in its sole discretion, to restrict participation in the Plan. The Company may, at any time, exercise this discretion if it believes that such participation may be contrary to the general intent of the Plan, is an attempt to arbitrage the discounted dividend reinvestment feature of the Plan, or is in violation of applicable law.


  INITIAL CASH INVESTMENTS AND CASH INVESTMENTS

   13. WHO IS ELIGIBLE TO MAKE CASH INVESTMENTS?

  Any investor, Shareholder of Record or employee of the Company or any of its subsidiaries who has submitted a signed Enrollment Form is eligible to make Cash Investments, regardless of the participation option chosen, subject to the monthly minimum and annual maximum Cash Investment restrictions. See Question 17.

   14. WHO IS ELIGIBLE TO MAKE AN INITIAL CASH INVESTMENT?

  Any interested investor may submit a signed Enrollment Form and make an Initial Cash Investment, subject to the minimum and maximum
  Initial Cash Investment parameters.  See Question 17.

   15. HOW ARE INITIAL CASH INVESTMENTS AND CASH INVESTMENTS MADE?

  Initial Cash Investments and Cash Investments must be made by check, money order, electronic debit from a specified account, or wire transfer payable through a U.S. bank or other financial institution, in U.S. dollars, to "Old National Bancorp." DO NOT SEND CASH. Wire transfer information may be obtained from the Company, and interested investors will be responsible for any applicable wire transfer fees. Initial Cash Investments must be accompanied by a completed and signed Enrollment Form; an Enrollment Form or a Cash Investment form provided by the Company should accompany all Cash Investments to ensure credit to the proper Plan account. See Questions 16 and 39.

   16. WHAT IS THE AUTOMATIC MONTHLY INVESTMENT (ELECTRONIC DEBIT) FEATURE OF THE PLAN, AND HOW DOES IT WORK?

  Participants may make voluntary cash payments of not less than $50 per payment nor more than an aggregate total of $4,000 during a calendar month by means of a monthly automatic electronic funds transfer from a predesignated account with a United States financial institution. Any Automatic Monthly Investment will be treated as an Initial Cash Investment or a Cash Investment.

  To initiate Automatic Monthly Investments, a person must complete, sign and return to the Company (Attention: Shareholder Services Department) an automatic monthly deduction form with a voided blank check (checking account) or deposit slip (savings account) for the account from which funds are to be drawn. Automatic monthly deduction forms may be obtained from the Company. Forms will be processed and will become effective as promptly as practicable.

  Once Automatic Monthly Investment is initiated, funds will be drawn from the Participant's designated financial institution account on the 20th day of each month, or the next succeeding business day, and will be invested in Common Stock beginning on the next Investment Date.

  Participants may change the amount of their Automatic Monthly Investment or the designated account from which funds are drawn by completing, signing and submitting to the Company (Attention:
  Shareholder Services Department) a new automatic monthly deduction form. To be effective with respect to the next Investment Date, however, the new automatic monthly deduction form must be received by the Company at least twenty business days preceding the Investment Date for which such change is to be effective. Otherwise, the change will be effective the following month. Participants may terminate their Automatic Monthly Investment by notifying the Company (Attention: Shareholder Services Department) in writing.

   17.  IS THERE A MINIMUM AND MAXIMUM CASH INVESTMENT?

  The minimum Initial Cash Investment is $500, but is $50 for employees of the Company or any of its subsidiaries. Subsequent Cash Investments must be at least $50 each. The maximum aggregate Cash Investment (including the Initial Cash Investment) is $50,000 per Plan account per calendar year.

   18.  WHAT IS THE PAYROLL DEDUCTION FEATURE OF THE PLAN FOR
  EMPLOYEES OF THE COMPANY AND HOW DOES IT WORK?

  Employees of the Company and its subsidiaries may make voluntary cash payments to their Plan accounts of not less than $5 per pay period by means of payroll deduction. To initiate payroll deduction, an employee must complete and sign a payroll deduction investment authorization form and return it to their respective Human Resources Department. Forms will be processed and will become effective as promptly as practicable.

  Once an employee has begun payroll deduction, the funds from such payroll deduction will be invested as Cash Investments to the employee's Plan account. All shares of Common Stock purchased from the employee's payroll deduction for his or her Plan account will be automatically enrolled in the Discounted Full Dividend Reinvestment option.

  Employees may increase, decrease or cease their payroll deduction at any time by giving written notice to their respective Human
  Resources Department and by completing and signing a new payroll deduction authorization form, indicating the changes.

  Ceasing payroll deduction or terminating employment with the Company and its subsidiaries WILL NOT terminate a Plan account. Dividends will continue to be reinvested, and the Participant may continue to make voluntary cash payments as outlined in Questions 13 through 17.

   19.  WHEN WILL A PARTICIPANT'S INITIAL CASH INVESTMENT OR CASH
   INVESTMENT BE INVESTED?

  Plan purchases of Common Stock are made monthly. Initial Cash Investments and Cash Investments must be received by the Company at least five business days prior to an Investment Date in order to be invested beginning on that Investment Date. Otherwise, the Initial Cash Investment or Cash Investment will be held by the Company and invested beginning on the next Investment Date.

  Because interest is not paid on funds pending investment, it is to a Participant's benefit to mail their Initial Cash Investment and Cash Investments so they are received shortly before the deadline for the next Investment Date. Funds are considered to be received when delivered, either by overnight delivery, courier delivery, postal service, electronic funds transfer or in person, during Company business hours to the Company's corporate headquarters (see Question 3 for address).

  The Company reserves the right to delay honoring investment requests for purchasing shares until it confirms receipt of good funds from the Participant. The Company also reserves the right to delay issuing certificates for Participants Plan Shares until it confirms that such shares were purchased with good funds. However, in the event that a check submitted to the Company for investment is returned unpaid for any reason, the Plan Administrator will consider the request for investment of such funds null and void. Any shares purchased upon the prior credit of such funds will be immediately removed from the Participant's Plan account. The Plan Administrator will be entitled to sell those shares to satisfy any uncollected amounts and impose an appropriate fee. See Question 39. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts and fees, the Plan Administrator will be entitled to sell additional shares of Common Stock from the Participant's Plan account or bill the Participant (or investor if not yet a Participant) to satisfy the uncollected balance.

   20. WHEN WILL SHARES PURCHASED WITH AN INITIAL CASH INVESTMENT OR CASH INVESTMENTS BE ENTITLED TO RECEIVE DIVIDENDS?

  Shares of Common Stock purchased with an Initial Cash Investment or Cash Investments will be entitled to payment of Dividends thereon if the shares were credited to the Participant's Plan account prior to or as of a date preceding the Ex-Dividend Date for payment of any Dividend.

   21. MAY A PARTICIPANT REQUEST THAT AN INITIAL CASH INVESTMENT OR CASH INVESTMENT BE RETURNED?

  A Participant may request, in writing, the return of an Initial Cash Investment or Cash Investment. The Initial Cash Investment or Cash Investment will be returned, less an $8.00 administrative fee, if the request is received at least five business days prior to the next Investment Date.

   NOTE:  INTEREST IS NOT PAID ON FUNDS HELD PENDING INVESTMENT OR
   RETURN.

  DISCOUNTED REINVESTMENT OF DIVIDENDS

   22.  IS THERE A MINIMUM OR MAXIMUM AMOUNT FOR REINVESTED
   DIVIDENDS?

  Dividends designated for reinvestment through the Plan are not subject to a minimum or maximum dollar amount.

   23.  WHEN WILL A PARTICIPANT'S DIVIDENDS BE REINVESTED?

  A Participant's Dividends will be reinvested on the Dividend Payment Date. See Questions 8 and 9.

   24.  WHEN WILL SHARES PURCHASED WITH REINVESTED DIVIDENDS BE
   ENTITLED TO RECEIVE DIVIDENDS?

  Shares of Common Stock purchased with Reinvested Dividends will be entitled to payment of Dividends on the next Dividend Payment Date following the purchase of such shares.

  PURCHASES

   25.  WHAT IS THE SOURCE OF COMMON STOCK PURCHASED THROUGH THE
   PLAN?

  Common Stock purchased through the Plan will be purchased, at the sole discretion of the Company, either on the open market or directly from the Company or through a combination of the foregoing. Shares purchased from the Company will be authorized but unissued shares.

   26.  HOW IS COMMON STOCK PURCHASED ON THE OPEN MARKET?

  Common Stock will be purchased through an independent agent appointed by the Company. The independent agent will have sole discretion in all matters related to such purchases, including the day and time of purchase, purchase price paid, number of shares purchased, and the markets or persons through whom the purchases are made.

   27.  WHEN ARE SHARES PURCHASED FOR THE PLAN FOR INITIAL CASH
   INVESTMENTS AND CASH INVESTMENTS?

  Purchases of Common Stock will be made monthly on the relevant Investment Date. Such purchases may be made from authorized but unissued shares of the Company, on the NASDAQ National Market System, in negotiated transactions, or on any other securities exchange where such shares are traded, and may be subject to such terms with respect to price, delivery, and other terms as the Plan's independent agent may agree. Neither the Company nor any Participant shall have any authority or power to direct the time or price at which shares may be purchased, except where otherwise required or advisable under any applicable law, or the selection of the broker or dealer through or from whom purchases are to be made.

   28.  WHEN WILL SHARES BE CREDITED TO A PARTICIPANT'S PLAN ACCOUNT?

  Shares will be credited to a Participant's Plan account as soon as practicable following the date they are purchased.

   29. HOW IS THE PURCHASE PRICE OF COMMON STOCK FOR INITIAL CASH INVESTMENTS AND CASH INVESTMENTS DETERMINED?

  The purchase price of Common Stock will be the closing price of the Common Stock as reported on the NASDAQ National Market System on the relevant Investment Date, provided that the NASDAQ National Market System is open on such date.

  The purchase price of Common Stock for Discounted Dividend
  Reinvestment purchases is detailed in Questions 8 and 9.

   30.  HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR A
  PARTICIPANT?

  The number of shares of Common Stock purchased for a Participant's Plan account will be equal to the Participant's Cash Investment (if any) for the applicable month plus Dividends available for reinvestment divided by the purchase price of the shares less any applicable discount. The Participant's Plan account will then be credited with the calculated number of whole and fractional shares of Common Stock.

   31.  CAN A PARTICIPANT REQUEST THE PURCHASE OF A SPECIFIC NUMBER
  OF SHARES?

  Since the purchase price of the Common Stock cannot be calculated until the Common Stock is purchased, a Participant may not request or direct the Company to purchase a specific number of shares.

  CERTIFICATES

   32.  WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED THROUGH THE
  PLAN?

  Shares of Common Stock purchased through the Plan will be credited to the Participant's Plan account. Certificates will not be issued for shares credited to Plan accounts unless the Plan Administrator is specifically requested in writing to do so or unless the Plan account is terminated. The number of shares credited to a Participant's Plan account will be shown on the Investment Statement. This service eliminates the need for Participant certificate safekeeping and protects against the loss, theft, or destruction of Participants stock certificates.

  Frequent certifications from Participant's Plan accounts are discouraged and may be assessed a fee at the sole discretion of the
  Plan Administrator.   Certificates, when issued, will be issued in
  the name(s) of the Participant(s). Requests to issue a certificate into another registration must meet the Company's stock transfer requirements. See Question 46.

  See Question 9 for information relating to certification of only a portion of a Participant's Plan shares when the Participant has elected the Discounted Partial Dividend Reinvestment option.

  SAFEKEEPING OF CERTIFICATES

   33. CAN CERTIFICATES BE RETURNED TO THE COMPANY TO BE HELD IN THE PARTICIPANT'S PLAN ACCOUNT?

  Certificates for Common Stock may be returned to the Plan Administrator to take advantage of the safekeeping feature of the Plan. THE CERTIFICATES SHOULD NOT BE ENDORSED, AND DELIVERY BY REGISTERED MAIL IS RECOMMENDED. The certificates should be submitted with a new Enrollment Form with the appropriate options checked thereon. Investors may submit certificates for safekeeping upon initial enrollment in the Plan or at any time while participating in the Plan.

  SALE OF SHARES

   34.  HOW MAY PARTICIPANTS SELL THEIR PLAN SHARES?

  Participants may sell from each Plan account up to 100 shares of Common Stock during any calendar month by submitting a written request to the Company. This request should indicate the number of shares requested to be sold, must be signed by ALL Plan account owners, and must be Signature Medallion Guaranteed. Shares acquired through and held in the Plan, as well as shares represented by certificates surrendered for safekeeping, may be sold in this manner. A request to sell shares is irrevocable after it is received by the Company. The Company's appointed agent will have sole discretion in all matters related to the sale, including the time of sale, sale price, and the markets or persons through whom the shares are sold. Participants cannot specify a price at which to sell shares of Common Stock.

  Shares held outside the Plan in certificated form may not be sold through the Plan. Participants may withdraw their shares from the Plan by requesting certification of such shares and delivery of such certificates to them. Such shares may then be sold by the Participant as he or she chooses. There may be a lengthy delay for issuing certificates if the request falls before or during a Dividend processing period. See Question 2 - Disadvantage C.

  See Question 9 for information relating to the sale of only a portion of a Participant's Plan shares when the Participant elects the Discounted Partial Dividend Reinvestment option.

   NOTE: PARTICIPANTS MAY CONTINUE TO SELL AS MANY SHARES OF COMMON STOCK AS THEY WISH THROUGH A BROKER ONCE SUCH SHARES ARE IN
   CERTIFICATED FORM.

   35.  WHEN WILL PLAN SHARES BE SOLD?

  Shares maintained in the Plan and requested to be sold will be sold weekly, generally within five business days following receipt of the sale request. However, sale requests received during a Dividend processing period will be delayed until the Dividend processing period is completed. See Question 2 - Disadvantage C.

  A check will be issued by the Company for the proceeds of the sale minus any brokerage commissions, any related service charges, and applicable taxes, and will be made payable to the registered Plan account owner only.

  TERMINATION OF PLAN PARTICIPATION

   36.  HOW MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

  Participants may terminate their participation in the Plan either by selling all the shares in their Plan account or by having a certificate issued for a specific number of whole shares held in their Plan account and then selling the balance of the shares. See Questions 32, 34, and 35. Certificates cannot be issued for fractional shares; fractional shares must be sold when terminating participation.

  Participants must notify the Company in writing of their intention to terminate their participation in the Plan, have all Plan account owners sign the request, and indicate whether they wish to receive a stock certificate or, if they hold 100 or fewer shares, to have the Company sell their shares. All signatures on requests to sell shares in order to terminate participation in the Plan must be Signature Medallion Guaranteed.

  Cash Investments received prior to the request to terminate Plan participation will be invested beginning on the next Investment Date unless the Participant timely requests the return of such Cash
  Investment.  See Question 20.

  The termination of Plan participation will be delayed if the request is received during a Dividend processing period. See Question 2 - Disadvantage C.

   37.  MAY THE COMPANY TERMINATE A PARTICIPANT'S PLAN PARTICIPATION?

  If a Participant does not maintain at least one whole share of Common Stock in a Plan account, the Participant's participation in the Plan may be terminated by the Company. A Participant whose participation in the Plan has been terminated will receive a check for the value, as determined under the Plan, of any fractional share in the Plan account.

  In addition, the Company reserves the right, in its sole discretion, to terminate any Participant's participation in the Plan. The Company may, at any time, exercise its discretion to terminate a Participant's participation if it believes that such participation may be contrary to the general intent of the Plan, constitutes an attempt to arbitrage the discounted dividend reinvestment feature of the Plan, or is or may be in violation of applicable law. The Participant terminated under this provision will receive a certificate for whole shares of Common Stock and a check for the cash value of any fractional shares held in the Plan account.

   38. WHAT AMOUNT WILL BE DISTRIBUTED TO A PARTICIPANT WHO OWNS 100 OR FEWER SHARES IN THE PLAN AND REQUESTS LIQUIDATION OF ALL PLAN SHARES?

  A check representing the sale price of the shares, less any brokerage commission, any withholding required under applicable tax laws and a $10.00 service charge to help defer the administrative costs of the transaction. See Questions 34 and 39.

  COSTS

   39.  WHAT COSTS ARE ASSOCIATED WITH PARTICIPATION IN THE PLAN?

  The fees and charges for Plan transactions are as follows:

      DESCRIPTION                    AMOUNT
      -----------                    ------
      Enrollment Fee                 $5.00 (upon initial enrollment only)

      Service Charge for Selling
       Plan Shares                   $10.00

      Charge for Checks or
       Electronic Funds Transfer
       Debits from Bank Accounts
       Rejected because of
       Nonsufficient Funds (NSF)     $20.00

      Processing Fee for the
       Return of Cash Investments
       and Initial Cash Investments  $8.00

      Any applicable wire transfer fees

  The Company pays most of the costs of mailings, materials and other administration costs of the Plan. All fees and charges for the Plan are subject to change upon notice to Participants. Because of the structure of the fees and charges, the cost on a per share basis of purchasing or selling shares decreases as the number of shares purchased or sold under the Plan increases. Participants should consider the impact of the costs of any transactions under the Plan on investment returns.

  REPORTS TO PARTICIPANTS

   40.  WHAT REPORTS ARE SENT TO PARTICIPANTS?

  Participants will receive an Investment Statement monthly after an investment, sale, transfer, or withdrawal occurs in their Plan account. In a dividend payment month, Participants will receive only one statement which will include all relevant investment and dividend information. THIS STATEMENT WILL PROVIDE DETAILED ACCOUNT INFORMATION AND SHOULD BE RETAINED FOR TAX PURPOSES.

  Participants will also receive copies of all shareholder communications from the Company such as quarterly reports, annual reports, and notices of shareholder meetings and proxy materials.

  Participants will receive an IRS Form 1099-DIV showing total Dividends reported to the Internal Revenue Service which were paid to the Participant both on shares held of record and Plan account shares. An IRS Form 1099-B will be provided for reporting proceeds from the sale of shares through the Plan. See Question 49 for further information regarding tax reporting.

  OTHER INFORMATION

   41. WHAT HAPPENS IF THE COMPANY HAS A RIGHTS OFFERING, ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

  In the event that the Company should make available to its shareholders rights to purchase additional shares of Common Stock or other securities, the Administrator will sell or direct the sale of the rights accruing to shares held in Participant Plan accounts and apply the net proceeds of such sales to the purchase of additional shares of Common Stock. Any dividends in the form of shares of Common Stock and any shares resulting from a Common Stock split on shares held in a Participant's Plan account will be credited to the Participant's Plan account.

   42.  HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF
  SHAREHOLDERS?

  Participants in the Plan will receive a Company proxy statement and a proxy card representing Plan account shares as well as any other shares of Common Stock held of record. Participant's Plan account shares will be voted in accordance with the instructions indicated on their proxy card. If no instructions are indicated on a properly completed, signed and returned proxy card, all of the whole shares credited to a Participant's Plan account will be voted in accordance with the recommendations of the Company's management. If a properly completed and signed proxy card or instruction form is not returned, none of the Participant's shares will be voted unless voted in person at the applicable meeting.

   43.  WHAT IS THE RESPONSIBILITY OF THE COMPANY AND ITS AGENTS
  UNDER THE PLAN?

  Neither the Company, in its individual capacity or as Plan Administrator, nor any independent agent appointed by the Company pursuant to the Plan, will be liable for any act done in good faith or for any good faith omission to act with respect to the Plan, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death, prior to receipt of notice in writing of such death or with respect to the prices or times at which, or sources from which, shares are purchased or sold for Participants Plan accounts, or with respect to any fluctuation in market value of the Common Stock before or after any purchase or sale of shares.

  CURRENT SHAREHOLDERS OF RECORD ARE CAUTIONED THAT THIS PROSPECTUS DOES NOT REPRESENT A CHANGE IN THE COMPANY'S DIVIDEND POLICY OR A GUARANTEE OF FUTURE DIVIDENDS, WHICH WILL CONTINUE TO DEPEND UPON THE COMPANY'S EARNINGS, FINANCIAL REQUIREMENTS, GOVERNMENT REGULATIONS, AND OTHER FACTORS. PARTICIPANTS MUST RECOGNIZE THAT THE COMPANY CANNOT ASSURE THEM A PROFIT, OR PROTECT THEM AGAINST LOSSES, ON SHARES PURCHASED PURSUANT TO THE PLAN. THE MARKET PRICE OF COMMON STOCK CAN FLUCTUATE SUBSTANTIALLY. PARTICIPANTS ACCEPT THE RISKS AS WELL AS THE BENEFITS OF THE PLAN.

   44.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

  The Company reserves the right, in its sole discretion, to suspend, modify, or terminate the Plan at any time, although shareholder response is expected to justify continuing the Plan indefinitely.
  As a result, the Company may register additional shares from time to time. Any suspension, modification, or termination of the Plan will be communicated by the Company to all Plan Participants.

   45.  MAY COMMON STOCK HELD IN A PLAN ACCOUNT BE PLEDGED AS
  COLLATERAL?

  Common Stock held in non-certificated form in a Plan account may not be pledged as collateral. Participants wishing to use their Common Stock as collateral must have certificates issued for the shares.

   46.  MAY COMMON STOCK HELD IN A PLAN ACCOUNT BE TRANSFERRED OR
  ASSIGNED TO ANOTHER PERSON?

  A Participant may transfer or assign Plan shares to another person or entity by meeting the Company's stock transfer requirements, including having signatures on such requests that are Medallion Signature Guaranteed. Requests for the Company's stock transfer requirements should be sent to:

   Old National Bancorp
   Shareholder Services Department
   420 Main Street
   P.O. Box 929
   Evansville, Indiana 47706-0929
   (812) 464-1296

  See Question 9 for information relating to the transfer of only a portion of a Participant's Plan shares when a Participant elects the Discounted Partial Dividend Reinvestment option.

   47.  HOW MAY INSTRUCTIONS BE GIVEN TO THE PLAN ADMINISTRATOR?

  Although currently all instructions from a Participant to the Plan Administrator are required to be in writing, the Plan Administrator may in the future allow certain instructions to be given by telephone or in any other manner as determined by the Plan
  Administrator.

   48.  WHO INTERPRETS THE PLAN?

  Any questions of interpretation arising under the Plan will be determined by the Company, in its sole discretion, and any such determination will be final. Questions or correspondence should be directed to:

  Old National Bancorp
  Shareholder Services Department
  420 Main Street
  P. O. Box 929
  Evansville, Indiana 47706-0929
  (812) 464-1296

  FEDERAL INCOME TAX INFORMATION

   49.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PLAN
  PARTICIPATION?

  The Company believes the following is an accurate summary of the federal tax consequences of participation in the Plan. YOU ARE ADVISED TO CONSULT YOUR TAX OR FINANCIAL ADVISOR WITH RESPECT TO FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS WHICH MAY APPLY TO YOUR SPECIFIC SITUATION.

  In general, Dividends paid on Common Stock, whether the shares are held in certificated form by a shareholder or held by the Company for a Participant in book-entry through the Plan, are considered taxable income, whether paid in cash or reinvested through the Plan. A Participant will recognize taxable income equal to the discount provided for under the Plan for Common Stock purchased with Reinvested Dividends (fair market value of the shares on the Dividend Payment Date less the amount of the Dividend).

  The tax basis of shares acquired through the reinvestment of Dividends in the Plan will be equal to the amount of the related Dividend income recognized by the Participant for federal income tax purposes. The tax basis of shares purchased with an Initial Cash Investment and Cash Investments will be equal to the amount of such investments.

  Upon the sale of either a portion or all of their shares from the Plan, a Participant will recognize a capital gain or loss based on the difference between the sale proceeds and the tax basis in the shares sold, including any fractional shares. The capital gain or loss will be long-term if the shares were held for more than one year.

  For Participants who are subject to U.S. withholding tax, backup withholding, or foreign taxes, the Company will withhold the required taxes from the gross Dividends or proceeds from the sale of shares. The Dividends or proceeds received by the Participant, or Dividends reinvested on behalf of the Participant, will be net of the required taxes.

  The information return sent to you and the IRS at year-end will provide the information with respect to the Plan required to complete your income tax returns.

                             INDEMNIFICATION

  The Company's Articles of Incorporation provide that the Company will indemnify, under certain circumstances, any person who is or was a director, officer or employee of the Company or of any other corporation for which he is or was serving in any capacity at the request of the Corporation against all liability and expense that may be incurred by him in connection with any claim, action, suit or proceeding against them. Additionally, under Indiana law, a director of the Company will not be liable to shareholders for any action taken as a director, or any failure to take any action, unless (1) the director has breached or failed to perform his duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation, and (2) such breach or failure to perform constitutes willful misconduct or recklessness.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provision, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                       DESCRIPTION OF COMMON STOCK

  The Company's Articles of Incorporation currently authorize the issuance of 50,000,000 shares of Common Stock. The Company also has 2,000,000 shares of preferred stock authorized. These shares are available to be issued, without prior shareholder approval, in classes with relative rights, privileges and preferences determined for each class by the Board of Directors of the Company. No shares of preferred stock are presently outstanding.

  The Board of Directors of the Company has authorized a series of preferred stock designated as Series A preferred stock, and designated 200,000 shares of Series A preferred stock in connection with the Company's shareholder rights plan. The Series A preferred stock may not be issued except upon exercise of certain rights ("Rights") pursuant to such shareholder rights plan. No shares of Series A preferred stock have been issued as of the date of this Prospectus. On January 25, 1990, the Board of Directors of the Company declared a dividend of one (1) right for each issued and outstanding share of Common Stock ("Right"). The dividend was payable on March 15, 1990 to holders of record of Common Stock at the close of business on March 1, 1990. Each Right entitles the registered holder, upon the occurrence of certain events involving a change in control of the Company, to purchase from the Company one-hundredth (1/100) of a share of Series A preferred stock at an initial purchase price of $60.00, subject to adjustment. The terms and conditions of the Rights are contained in a Rights Agreement between the Company and Old National Bank in Evansville, as Rights Agent.

  The Company's shareholders do not have preemptive rights to subscribe for any new or additional shares of Common Stock, are entitled to Dividends and other distributions when, as and if declared by the Company's Board of Directors out of funds legally available therefor, and are entitled to one vote per share on all matters presented for shareholder vote. The Company's shareholders do not have cumulative voting rights in the election of directors.

  The Company's Articles of Incorporation provide that certain business combinations may, under certain circumstances, require approval of more than a simple majority of its issued and outstanding shares, and require a super-majority shareholder vote of not less than eighty percent (80%) of the outstanding shares of Common Stock for the amendment of certain significant provisions.

  In the event of any liquidation or dissolution of the Company, the holders of shares of Common Stock are entitled to receive pro rata with respect to the number of shares held by them any assets distributable to shareholders, subject to the payment of the Company's liabilities and any rights of creditors and holders of shares of the Company's preferred stock then outstanding.

  Under Indiana law, shares of Common Stock are not liable to further assessment. The Company may redeem or acquire shares of Common
  Stock with funds legally available therefor, and shares so acquired constitute authorized but unissued shares.

                         APPLICATION OF PROCEEDS

  The Company does not know the number of shares that will ultimately be purchased from the Company under the Plan nor the prices at which such shares will be sold. Any proceeds to the Company are expected to be used for general corporate purposes.

                                 EXPERTS

  The consolidated financial statements of the Company for the fiscal year ended December 31, 1995, incorporated by reference into this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their report thereon, and have been so incorporated herein in reliance upon such report of Arthur Andersen LLP and upon the authority of such firm as an expert in accounting and auditing.

                             LEGAL OPINIONS

  Certain legal matters with respect to the Common Stock offered hereby have been passed upon for the Company by Krieg DeVault Alexander & Capehart, One Indiana Square, Suite 2800, Indianapolis, Indiana 46204-2017.

=======================================================
                 TABLE OF CONTENTS
                                              Page
                                              ----
   Available Information . . . . . . . . . . .
   Incorporation of Certain
      Documents by Reference   . . . . . . . .
   Description of the Company and its
      Subsidiaries   . . . . . . . . . . . . .
   Description of the Plan . . . . . . . . . .
      Definitions  . . . . . . . . . . . . . .
      Purpose of the Plan  . . . . . . . . . .
      Advantages and Disadvantages
            of the Plan  . . . . . . . . . . .
      Plan Administration  . . . . . . . . . .
      Participation in the Plan  . . . . . . .
      Participation Options  . . . . . . . . .
      Initial Cash Investments
            and Cash Investments . . . . . . .
      Discounted Reinvestment
            of Dividends . . . . . . . . . .
      Purchases  . . . . . . . . . . . . . .
      Certificates   . . . . . . . . . . . . .
      Safekeeping of Certificates  . . . . . .
      Sale of Shares   . . . . . . . . . . . .
      Termination of Plan
            Participation  . . . . . . . . .
      Costs  . . . . . . . . . . . . . . . .
      Reports to Participants  . . . . . . . .
      Other Information  . . . . . . . . . . .
      Federal Income Tax
            Information  . . . . . . . . . .
   Indemnification . . . . . . . . . . . . .
   Description of Common Stock . . . . . . .
   Application of Proceeds . . . . . . . . .
   Experts   . . . . . . . . . . . . . . . .
   Legal Opinions  . . . . . . . . . . . . .



      No person is authorized to give any information or to make any representations, other than those contained in the Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This
   Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof.

=======================================================

=======================================================

                 OLD NATIONAL BANCORP





                    500,000 SHARES


                     COMMON STOCK
               (No par value per share)


              --------------------------

                      PROSPECTUS

              --------------------------

                 OLD NATIONAL BANCORP
                    STOCK PURCHASE

                          AND

                 DISCOUNTED DIVIDEND
                  REINVESTMENT PLAN














                   _______  __, 1997

=======================================================

                                 PART II
                 INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 14.  Other Expenses of Issuance and Distribution.

          The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

          Registration fees                   $  6,309.07
          Printing and engraving expenses       25,000.00
          Legal expenses                        30,000.00
          Blue Sky fees and expenses             2,000.00

          Accounting fees and expenses           1,500.00
          NASD fees                                 -0-
          Miscellaneous                             -0-
                                              -----------
          Total                               $ 64,890.07

  Item 15.  Indemnification of Officers and Directors

  The Company's Articles of Incorporation provide that the Company will indemnify, under certain circumstances, any person which is or was a director, officer or employee of the Company or of any other corporation for which he is or was serving in any capacity at the request of the Corporation against all liability and expense that may be incurred by him in connection with any claim, action, suit or proceeding against them. Additionally, under Indiana law, a director of the Company will not be liable to shareholders for any action taken as a director, or any failure to take any action, unless (1) the director has breached or failed to perform his duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation and (2) such breach or failure to perform constitutes willful misconduct or recklessness.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

  Item 16.   Exhibits.

          (a) The following exhibits are being filed as part of this Registration Statement:

      4 (a) the description of Registrant's common stock contained in its Current Report on Form 8-K, dated January 6, 1983 (incorporated by reference thereto), and
              (b) the description of Registrant's Preferred Stock Purchase Rights contained in Registrant's Form 8-A, dated March 1, 1990, including the Rights Agreement, dated March 1, 1990, between the Registrant and Old National Bank in Evansville, as Trustee (incorporated by reference thereto)

      5       Opinion of Krieg DeVault Alexander & Capehart re:
              legality

      23.01 Consent of Krieg DeVault Alexander & Capehart (included in Opinion of Krieg DeVault Alexander & Capehart re: legality at Exhibit 5)

      23.02   Consent of Arthur Andersen LLP

      24      Powers of Attorney

  Item 17.  Undertakings

  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)   To include any prospectus required by
                    Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of the Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on October 24, 1996.

                                     OLD NATIONAL BANCORP


                                     By: /s/ RONALD B. LANKFORD
                                         -----------------------------
                                         Ronald B. Lankford, President


       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below as of October 24, 1996.

  Name                                  Title
  ----                                  -----
  /s/ JOHN N. ROYSE               Chairman of the Board, Director and Chief
  -----------------------------   Executive Officer (Chief Executive Officer)
  John N. Royse

  /s/ STEVE H. PARKER             Senior Vice President (Chief Financial
  -----------------------------   Officer and Principal Accounting Officer)
  Steve H. Parker

  DAVID L. BARNING*               Director
  -----------------------------
  David L. Barning

  RICHARD J. BOND*                Director
  -----------------------------
  Richard J. Bond

  ALAN W. BRAUN*                  Director
  -----------------------------
  Alan W. Braun

  JOHN J. DAUS, JR.*              Director
  -----------------------------
  John J. Daus, Jr.

  WAYNE A. DAVIDSON*              Director
  -----------------------------
  Wayne A. Davidson

  LARRY E. DUNIGAN*               Director
  -----------------------------
  Larry E. Dunigan

  DAVID E. ECKERLE*               Director
  -----------------------------
  David E. Eckerle

  THOMAS B. FLORIDA*              Director
  -----------------------------
  Thomas B. Florida

  PHELPS L. LAMBERT*              Director
  -----------------------------
  Phelps L. Lambert

  RONALD B. LANKFORD*             President and Director
  -----------------------------
  Ronald B. Lankford

  LUCIEN H. MEIS*                 Director
  -----------------------------
  Lucien H. Meis

  LOUIS L. MERVIS*                Director
  -----------------------------
  Louis L. Mervis

  DAN W. MITCHELL*                Director
  -----------------------------
  Dan W. Mitchell

  MARJORIE Z. SOYUGENC*           Director
  -----------------------------
  Marjorie Z. Soyugenc

  CHARLES D. STORMS*              Director
  -----------------------------
  Charles D. Storms


  *By: /s/ JEFFREY L. KNIGHT      Attorney-in-Fact
      -------------------------

  Printed Name:    Jeffrey L. Knight
               --------------------------